EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the SaveDaily, Inc. 2011 Equity Incentive Plan of our report dated March 31, 2011, with respect to the financial statements of SaveDaily, Inc. (formerly known as Nine Mile Software, Inc.) for the years ended December 31, 2010 and 2009, filed with the Securities and Exchange Commission in the Annual Report on Form 10-K on April 4, 2011.

/s/ Mantyla, McReynolds, LLC

Salt Lake City, Utah

September 7, 2011